UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rocco A. Ortenzio Resignation

On July 31, 2024, Rocco A. Ortenzio, a director of Select Medical Holdings Corporation (the “Company”), notified the Company of his decision to resign as a director, effective August 1, 2024. Mr. Ortenzio’s resignation was not the result of any disagreement with the Company.

David S. Chernow Appointment

On July 31, 2024, the Board of Directors (the “Board”) of the Company appointed David S. Chernow as a director of the Company, effective August 1, 2024, in order to fill the vacancy created by Mr. Ortenzio’s resignation. He will continue to serve as Chief Executive Officer of the Company. Mr. Chernow’s term will expire at the 2027 Annual Meeting of Stockholders of the Company, at which time Mr. Chernow will stand for election along with the other director nominees standing for election at that meeting. There is no arrangement or understanding between Mr. Chernow and any other person pursuant to which Mr. Chernow was elected as a director of the Company. Mr. Chernow will continue to receive his compensation for serving as Chief Executive Officer as described under the heading “Executive Compensation Discussion and Analysis” in the Proxy Statement for the 2024 Annual Meeting of Stockholders of the Company filed with the Securities and Exchange Commission on March 15, 2024. Mr. Chernow has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: August 1, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary